Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS 22% REVENUE GROWTH FOR THIRD QUARTER 2015
High-Power Laser Sales for Materials Processing Applications Drives Record Revenues of $243.5 Million

OXFORD, Mass. – October 27, 2015 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the third quarter ended September 30, 2015.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data)	2015	2014	% Change	2015	2014	% Change
Revenue	$243.5	$199.7	22%	$677.6	$562.4	20%
Gross margin	54.7%	54.6%		54.6%	53.8%
Operating income	$89.6	$77.6	15%	$259.0	$204.1	27%
Operating margin	36.8%	38.9%		38.2%	36.3%
Net income attributable to IPG Photonics Corporation	$62.8	$55.2	14%	$181.5	$144.0	26%
Earnings per diluted share	$1.18	$1.05	12%	$3.40	$2.73	25%
Management Comments
"IPG delivered another strong quarter, growing revenues by 22% year-over-year to a record $243.5 million for the third quarter of 2015," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. We estimate that the translation effects of foreign currency headwinds reduced revenue growth by approximately 12 percentage points. These results reflect the continued penetration of our fiber lasers into new and existing applications through our diverse and expanding product line. In the third quarter, earnings per diluted share increased by 12% to $1.18 which includes foreign exchange losses that reduced earnings per share by $0.06."
Materials processing sales increased 16% year-over-year, primarily driven by solid demand for cutting, additive manufacturing, ablation and welding applications. Sales to other markets were up 168% from the same quarter last year with strong performances in advanced applications and telecom. On a geographic basis, IPG reported strong growth in North America, Europe and China, while sales were lower in Japan and Korea. Sales of high-power, medium-power and QCW lasers all performed well but were offset by a decrease in pulsed and low-power lasers sales.
During the third quarter, IPG generated $93.2 million in cash from operations and used $18.2 million to finance capital expenditures. IPG ended the quarter with $651.2 million in cash and cash equivalents.
Business Outlook and Financial Guidance
"Looking ahead, we continue to seek opportunities to expand our business through both existing and new OEMs and end-users. We remain focused on developing new and innovative products to address applications beyond our core markets. We have made significant progress on the testing and development of these new product lines this year and we look forward to their launch in 2016," concluded Dr. Gapontsev. "While the fourth quarter is seasonally weaker historically, we continue to be confident in our short and long-term growth opportunities."
IPG Photonics expects revenue in the range of $215 million to $230 million for the fourth quarter of 2015. The Company anticipates earnings per diluted share in the range of $1.00 to $1.15 based on 53,392,000 diluted common shares, which includes 52,675,000 basic common shares outstanding and 717,000 potentially dilutive options at September 30, 2015.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, product demand, order cancellations and delays, competition and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports with the SEC, and assumes exchange rates relative to the U.S. Dollar of Euro 0.88, Russian Ruble 61, Japanese Yen 120 and Chinese Yuan 6.35, respectively.
Conference Call Reminder
The Company will hold a conference call today, October 27, 2015 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the "Investors" section of the Company's website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available for approximately one year on IPG's website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, seeking opportunities to expand IPG's business through both existing and new OEMs and end-users, development of new and innovative products to address applications beyond IPG's core markets, the launch of new product lines in 2016, confidence in IPG's short and long-term growth opportunities and guidance for the fourth quarter of 2015. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 28, 2015) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
NET SALES	$243,541	$199,651	$677,639	$562,430
COST OF SALES	110,237	90,561	307,805	259,829
GROSS PROFIT	133,304	109,090	369,834	302,601
OPERATING EXPENSES:
Sales and marketing	7,717	7,496	23,228	22,708
Research and development	16,221	13,447	45,565	39,593
General and administrative	14,679	14,172	42,474	40,212
Loss (gain) on foreign exchange	5,125	(3,614)	(460)	(4,039)
Total operating expenses	43,742	31,501	110,807	98,474
OPERATING INCOME	89,562	77,589	259,027	204,127
OTHER INCOME (EXPENSE), Net:
Interest expense, net	(40)	(4)	(335)	(143)
Other income, net	132	162	378	735
Total other income (expense)	92	158	43	592
INCOME BEFORE PROVISION FOR INCOME TAXES	89,654	77,747	259,070	204,719
PROVISION FOR INCOME TAXES	(26,897)	(22,547)	(77,721)	(60,705)
NET INCOME	62,757	55,200	181,349	144,014
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(34)	—	(101)	—
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$62,791	$55,200	$181,450	$144,014
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$1.19	$1.06	$3.45	$2.77
Diluted	$1.18	$1.05	$3.40	$2.73
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	52,675	52,088	52,628	52,060
Diluted	53,392	52,792	53,390	52,780

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Cost of sales	$1,404	$1,091	$3,919	$3,022
Sales and marketing	522	318	1,466	1,125
Research and development	1,077	803	2,940	2,229
General and administrative	2,010	1,683	5,550	4,691
Total stock-based compensation	5,013	3,895	13,875	11,067
Tax benefit recognized	(1,542)	(1,265)	(4,450)	(3,560)
Net stock-based compensation	$3,471	$2,630	$9,425	$7,507

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS IN COST OF SALES

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Cost of sales
Amortization of intangible assets (1)	387	157	1,033	469
Total acquisition related costs	$387	$157	$1,033	$469

(1) Amount relates to intangible amortization expense during periods presented including amortization of acquired patents

IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(In thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$651,220	$522,150
Accounts receivable, net	154,814	143,109
Inventories	197,635	171,009
Prepaid income taxes	32,571	20,967
Prepaid expenses and other current assets	23,221	21,295
Deferred income taxes, net	18,611	15,308
Total current assets	1,078,072	893,838
DEFERRED INCOME TAXES, NET	9,237	5,438
GOODWILL	508	455
INTANGIBLE ASSETS, NET	12,744	9,227
PROPERTY, PLANT AND EQUIPMENT, NET	286,514	275,082
OTHER ASSETS	21,131	26,847
TOTAL	$1,408,206	$1,210,887
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$248	$2,631
Current portion of long-term debt	2,000	13,333
Accounts payable	20,862	17,141
Accrued expenses and other liabilities	76,913	64,057
Deferred income taxes, net	8,336	3,241
Income taxes payable	45,084	21,672
Total current liabilities	153,443	122,075
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	20,710	22,584
LONG-TERM DEBT, NET OF CURRENT PORTION	18,167	19,667
Total liabilities	192,320	164,326
COMMITMENTS AND CONTINGENCIES
IPG PHOTONICS CORPORATION STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 52,780,224 shares issued and outstanding at September 30, 2015; 52,369,688 shares issued and outstanding at December 31, 2014	5	5
Additional paid-in capital	597,803	567,617
Retained earnings	772,652	591,202
Accumulated other comprehensive loss	(155,802)	(112,263)
Total IPG Photonics Corporation stockholders' equity	1,214,658	1,046,561
NONCONTROLLING INTERESTS	1,228	—
Total equity	$1,215,886	$1,046,561
TOTAL	$1,408,206	$1,210,887

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2015	2014
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$181,349	$144,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,079	26,409
Provisions for inventory, warranty & bad debt	29,414	19,906
Other	3,029	1,030
Changes in assets and liabilities that used cash:
Accounts receivable/payable	(15,485)	(36,602)
Inventories	(52,172)	(30,220)
Other	17,397	(450)
Net cash provided by operating activities	194,611	124,087
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment and intangible assets	(50,759)	(72,723)
Purchase of intangible assets	—	(2,000)
Proceeds from sales of property, plant and equipment	231	418
Acquisition of businesses, net of cash acquired	(4,958)	—
Other	63	66
Net cash used in investing activities	(55,423)	(74,239)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	(2,274)	(785)
Principal payments on long-term borrowings	(12,833)	(1,000)
Exercise of employee stock options and issuances under employee stock purchase plan	10,489	3,730
Tax benefits from exercise of employee stock options	5,822	2,696
Net cash provided by financing activities	1,204	4,641
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(11,322)	(15,747)
NET INCREASE IN CASH AND CASH EQUIVALENTS	129,070	38,742
CASH AND CASH EQUIVALENTS — Beginning of period	522,150	448,776
CASH AND CASH EQUIVALENTS — End of period	$651,220	$487,518
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$688	$302
Cash paid for income taxes	$65,376	$56,730